Exhibit 10.4

FIRST AMENDMENT TO AMENDED AND RESTATED
ADVISORY AGREEMENT OF
PHILLIPS EDISON GROCERY CENTER REIT II, INC.

This First Amendment (this "Amendment") is made effective as of January 22, 2018, to the Amended and Restated Advisory Agreement (the "Advisory Agreement"), effective September 1, 2017, by and among Phillips Edison Grocery Center REIT II, Inc., a Maryland corporation (the "Company"), Phillips Edison Grocery Center Operating Partnership II L.P., a Delaware limited partnership (the "Operating Partnership"), and Phillips Edison NTR II LLC, a Delaware limited liability company (the "Advisor"). Capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Advisory Agreement.

WHEREAS, the Company, the Operating Partnership and the Advisor previously entered into the Advisory Agreement; and

WHEREAS, pursuant to Section 26 of the Advisory Agreement, the Company, the Operating Partnership and the Advisor desire to amend the Advisory Agreement in order to extend the term of the Advisory Agreement for an additional year;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Advisory Agreement is hereby amended as follows:

1.	Amendment to Section 18. Section 18 of the Advisory Agreement shall be deleted in its entirety and replaced as follows:

18.    TERM OF AGREEMENT. This Agreement shall continue in force until January 22, 2019. Thereafter, the Agreement may be renewed for an unlimited number of successive terms not to exceed one year each upon mutual consent of the parties. The Board (including a majority of the Independent Directors) will evaluate the performance of the Advisor annually.

2.
Limited Effect: No Modifications. This Amendment is effective as of the date first set forth above. The amendment set forth above shall be limited precisely as written and relate solely to the provisions of the Advisory Agreement in the manner and to the extent described above. Except as expressly set forth herein, nothing contained in this Amendment will be deemed or construed to amend, supplement or modify the Advisory Agreement or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

Phillips Edison Grocery Center REIT II, Inc.
By:	/s/ R. Mark Addy
R. Mark Addy, COO and President
Phillips Edison Grocery Center Operating Partnership II L.P.
By:	PE Grocery Center OP GP II LLC, its general partner
By: Phillips Edison Grocery Center REIT II, Inc., its sole member By: /s/ R. Mark Addy
R. Mark Addy, COO and President
Phillips Edison NTR II LLC
By:	/s/ R. Mark Addy
R. Mark Addy, President